UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 04, 2026

26North BDC, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56594	93-2305832
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Madison Avenue 26th Floor
New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 224-0626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2026, 26North BDC, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered two proposals as described in the Company’s proxy statement filed on April 21, 2026. The issued and outstanding shares of common stock of the Company entitled to vote at the Annual Meeting consisted of 32,663,819 shares of common stock outstanding on the record date, March 30, 2026. The final results of the voting on the matters submitted to stockholders at the Annual Meeting are set forth below.

Proposal 1: By the votes shown below, the stockholders elected Wendell E. Pritchett as a Class III director. Dr. Pritchett will serve as a director until the 2029 Annual Meeting of Stockholders of the Company, and until his successor is duly elected and qualified. The affirmative vote of a plurality of the shares of the Company’s common stock outstanding and entitled to vote thereon at the Meeting was required to elect Dr. Pritchett.

Votes For	Votes Against	Abstentions	Broker Non Votes
18,436,266	-	-	-

Proposal 2: By the vote shown below, the stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Approval of Proposal 2 required a majority of the votes by all stockholders present, virtually or by proxy, at the Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non Votes
18,436,266	-	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

26North BDC, Inc.

Date:	June 9, 2026	By:	/s/ Jonathan Landsberg
Jonathan Landsberg Chief Financial Officer and Treasurer